EXHIBIT 23




CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement No. 33-48475 on Form S-3 filed July 30, 1992, Registration Statement No. 33-52301 on Form S-3 filed February 16, 1994, and Registration Statement No. 33-64697 on Form S-3 filed December 1, 1995 of General American Transportation Corporation of our report dated January 27, 1998 with respect to the consolidated financial statements and schedule of General American Transportation Corporation included in this Annual Report on Form 10-K for the year ended December 31, 1997.



                                                         ERNST & YOUNG LLP


Chicago, Illinois
March 16, 1998